Exhibit 99.1

Kaspien Holdings Inc. Reports Fiscal First Quarter 2023 Results

SPOKANE, Wash. – June 13, 2023 – Kaspien Holdings Inc. (OTCQB: KSPN) (“Kaspien” or the “Company”), a leading e-commerce marketplace growth platform, today reported financial results for the fiscal first quarter ended April 29, 2023.

Management Commentary

“The first quarter was highlighted by higher year over year sales, improved gross margins and lower operating expenses.” said Kaspien CEO Brock Kowalchuk. “We continue to focus on higher price point products, reducing touch points in our supply chain, and decreasing the operational overhead of our business. In addition, our focus on cash flow management resulted in a $5 million year over year improvement in cash used in operations. I’m proud of the continued progress our team has made to improve our business and deliver results for our brand partners.”

Fiscal First Quarter 2023 Financial Results
Results compare 2023 fiscal first quarter ended -April 29, 2023 to 2022 fiscal first quarter ended April 30, 2022 unless otherwise indicated.

●
Net revenue increased 3.6% to $32.9 million from $31.8 million in the comparable year-ago period. The increase in net revenue was primarily attributable to a 6.9% increase in the Company’s Fulfillment by Amazon (“FBA”) US segment.

●
Gross profit increased 8.8% to $7.5 million, or 22.6% of net revenue, from $6.9 million, or 21.6% of net revenue in the comparable year-ago period. The increase in gross profit was primarily attributable to a $1.3 million decrease in fulfilment and warehousing and freight as compared to  the comparable year-ago period.

	Thirteen Weeks Ended		Change
(amounts in thousands)	April 29, 2023	April 30, 2022	$	%
Merchandise margin	$13,309	$14,046	$(737)	(5.2)%
% of net revenue	40.4%	44.2%	(3.8)%

Fulfillment fees	(4,112)	(4,568)	(456)	(10.0)%
Warehousing and freight	(1,744)	(2,627)	(883)	(33.6)%
Gross profit	$7,453	$6,851	$602	8.8%

% of net revenue	22.6%	21.6%

●
Selling, General & Administrative (“SG&A”) expenses decreased 17.2% to $8.7 million, or 26.4% of net revenue, from $10.5 million, or 33.1% of net revenue, in the comparable year-ago period. The decrease in general and administrative expenses is due to decreased wages, professional and software fees and marketing expenses.

●
Loss from operations was $1.3 million, compared to a loss from operations of $3.7 million in the comparable year-ago period. The decrease in operating loss was the result of the increase in sales, higher gross margin and reductions in SG&A.

●	Net loss was $2.2 million, or $0.43 per diluted share, compared to a net loss of $4.4 million, or $1.78 per diluted share, in the comparable year-ago period.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) was $1.1 million compared to an adjusted EBITDA loss of $3.4 million in the comparable year-ago period.

●	As of April 29, 2023, the Company had $0.5 million in cash and cash equivalents, compared to $1.1 million as of January 28, 2023 and $0.8 million as of April 30, 2022.

●	Inventory at quarter end was $27.7 million, compared to $32.3 million as of April 30, 2022. The decrease in inventory was due stricter supply chain management.

●	As of April 29, 2023, the Company had borrowings of $9.3 million under the Credit Facility and had $3.3 million available for borrowing.

●	Cash used in operations for the thirteen weeks ended April 29, 2023 was $0.8 million as compared to $5.8 million for the comparable prior year period.

Kaspien plans to file its quarterly Form 10-Q today, June 13, 2023, in accordance with SEC filing deadlines.

About Kaspien
Kaspien Holdings Inc. (f/k/a Trans World Entertainment Corporation) (NASDAQ: KSPN) is a leading, global e-commerce accelerator that deploys AI-driven software and end-to-end services to optimize and grow brands on Amazon, Walmart, Target, eBay, and other online marketplaces. Rebranded as Kaspien in 2020, the Company has spent more than a decade developing a marketplace growth platform of proprietary technologies that maximize supply chain resilience, optimize marketing, strengthen brand control, and provide predictive analytics. Serving a variety of brands, distributors, agencies and FBA aggregators, Kaspien accelerates growth by tailoring an extensive suite of seller services to its partners’ dynamic e-commerce needs. Kaspien’s mastery of the e-commerce space and commitment to rapid innovation has earned the trust of many leading brands. For more information, visit kaspien.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net loss, adjusted to exclude: (i) income tax expense; (ii) interest expense; and (iii) depreciation expense. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for Loss from operations, net loss or cash used in operating activities, as determined in accordance with GAAP.

	Thirteen Weeks Ended
	April 29,	April 30,
(amounts in thousands)	2023	2022

Net loss	$(2,152)	$(4,428)
Income tax expense (benefit)	-	-
Interest expense	896	762
Loss from operations	(1,258)	(3,666)
Depreciation expense	188	293
EBITDA	$(1,070)	$(3,373)

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:  risk of disruption of current plans and operations of Kaspien and the potential difficulties in customer, supplier and employee retention; the outcome of any legal proceedings that may be instituted against the Company; the Company’s level of debt and related restrictions and limitations, unexpected costs, charges, expenses, or liabilities; the Company’s ability to operate as a going-concern; deteriorating economic conditions and macroeconomic factors; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it’s impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this document or elsewhere might not occur.

Company Contact
Ed Sapienza
Chief Financial Officer
509-900-6287
esapienza@kaspien.com

-Financial Tables to Follow-

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Thirteen Weeks Ended
	April 29,	April 30,
	2023	2022

Net revenue	$32,932	$31,791

Cost of sales	25,479	24,940
Gross profit	7,453	6,851
Selling, general and administrative expenses	8,709	10,517
Loss from operations	(1,256)	(3,666)
Interest expense	896	762
Loss from operations before income tax expense	(2,152)	(4,428)
Income tax expense	-	-
Net loss	$(2,152)	$(4,428)

BASIC AND DILUTED INCOME PER SHARE:
Basic and diluted loss per common share	$(0.43)	$(1.78)

Weighted average number of common shares outstanding – basic and diluted	4,965	2,493

KASPIEN HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share and share amounts)

	April 29,	January 28,	April 30,
	2023	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$514	$1,130	$828
Restricted cash	1,158	1,158	1,158
Accounts receivable	2,879	1,969	2,727
Merchandise inventory	27,703	26,704	32,254
Prepaid expenses and other current assets	300	999	558
Total current assets	32,554	31,960	37,525

Restricted cash	1,571	1,338	2,160
Fixed assets, net	1,913	1,999	2,441
Operating lease right-of-use assets	1,344	1,505	1,990
Cash surrender value	3,369	3,371	3,800
Other assets	566	566	872
TOTAL ASSETS	$41,317	$40,739	$48,788

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$9,088	$7,044	$7,664
Short-term borrowings	9,295	8,812	10,508
Accrued expenses and other current liabilities	2,652	2,876	2,208
Current portion of operating lease liabilities	708	695	663
Total current liabilities	21,743	19,427	21,043

Operating lease liabilities	880	1,019	1,439
Long-term debt	10,429	9,790	7,944
Other long-term liabilities	11,455	11,604	13,987
TOTAL LIABILITIES	44,507	41,840	44,413

SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 200,000,000 shares authorized; 5,432,072 5,432,072 and 3,902,985 shares issued, respectively)	54	54	39
Additional paid-in capital	214,092	214,029	360,738
Treasury stock at cost (467,069, 467,069 and 1,410,417 shares, respectively)	(76,132)	(76,132)	(230,170)
Accumulated other comprehensive gain (loss)	886	886	(910)
Accumulated deficit	(142,090)	(139,938)	(125,322)
TOTAL SHAREHOLDERS' EQUITY	(3,190)	(1,101)	4,375
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$41,317	$40,739	$48,788